EXHIBIT 10.2

CERTAIN CONFIDENTIAL INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND REPLACED WITH “ [***]” BECAUSE IT IS NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT PETVIVO HOLDINGS, INC. TREATS AS PRIVATE OR CONFIDENTIAL.

FIRST AMENDMENT TO DISTRIBUTION SERVICES AGREEMENT
BETWEEN
PETVIVO HOLDING, INC.
AND
MWI VETERINARY SUPPLY COMPANY

THIS AMENDMENT (this “Amendment”) is made and entered into as of the 9th day of December, 2023 by and among PetVivo Holdings, Inc, (the “Supplier”), and MWI Veterinary Supply Company (“MWI”).

RECITALS

WHEREAS, MWI and the Supplier entered into a Distribution Services Agreement dated as of June 17, 2022 (“Agreement”); and

WHEREAS, MWI and the Supplier would like to amend the provisions of the Agreement in view of the desire to continue the relationship and adjust MWI’s status as well as the Performance Rebate amounts potentially available to MWI.

WHEREAS, MWI and the Supplier would like the terms of this Amendment to be implemented on January 1, 2024.

NOW, THEREFORE, in consideration of the above recitals and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1. Defined Terms. Capitalized terms that are used in this Amendment have the meanings set forth in the Agreement, unless otherwise defined in this Amendment. Note that underlined text denotes additions and strikethrough text denotes deletions to the Agreement.

2. In the Section entitled “Appointment” of the Agreement, this Section shall be deleted in its entirety and replaced with the following:

(a) Appointment. Supplier hereby authorizes and appoints MWI to distribute, advertise, promote, market, supply, and sell (collectively, “Distribution” or “Distribution Services”) the Products within the United States of America (the “Territory”) and agrees to sell the Products to MWI as ordered by MWI from time to time in MWI’s sole discretion. This authorization and appointment shall designate MWI as a non-exclusive veterinary product distributor of Products for a period of one (1) year commencing on January 1, 2024 and may be extended for subsequent years according to the terms identified in Section 3.1 of this Agreement. The term “Products” means all animal health and related products of Supplier that are identified in the Pricing Schedule of Exhibit A and are purchased by MWI. Supplier shall make available for purchase by MWI all products Supplier makes available for purchase to any other animal health distributors or resellers of similar or smaller size (“Comparable Distributors”).

3. Exhibit A, Pricing Schedule, of the Agreement shall be deleted in its entirety and replaced with the following: [***].

IN WITNESS WHEREOF, each of the parties has caused this Amendment to the Agreement between the parties entered into on December 13, 2023 to be executed in the manner appropriate to each.

MWI VETERINARY SUPPLY COMPANY

By:	/s/ Steve Shell
Steve Shell
President

PETVIVO HOLDINGS, INC.

By	/s/ John Lai
John Lai
Chief Executive Officer

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